AUCTIONOMICS, INC.
                                a Nevada corporation
                                 CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement"), made and entered into as of this 10th day of June, 1999 by and between Auctionomics, Inc., a Nevada corporation ("Auction" or the "Company") and WLTC, LLC, a California Limited Liability Company
(the "Consultant").

                                     RECITALS

WHEREAS, Auction wishes to engage the consulting services of Consultant; and

WHEREAS, Consultant wishes to provide Auction with consulting services.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.  CONSULTING SERVICES

Auction hereby authorizes, appoints and engages the Consultant to perform the following services in accordance with the terms and conditions set forth in this Agreement:

The Consultant will assist in the business development of Auction, including communication with customers, marketing, etc. In addition, Consultant's members, principals, or employees may serve as an officer and/or director of Auction at the discretion of Auction's Board of Directors and Shareholders.

2.  TERM OF AGREEMENT

This Agreement shall be in full force and effect as of the date hereof and shall remain in effect for so long as Harvey A. Turrell, who is a member of Consultant, shall remain a shareholder of Auction. At such time as Mr. Turrell ceases to be a shareholder of Auction, then this Agreement the obligations of all parties hereunder shall immediately be terminated in their entirety.

3.  COMPENSATION TO CONSULTANT

a. The Company shall pay to Consultant a sum equal to twenty percent (20%) of the gross revenues to the Company generated as a result of Consultants efforts, payable on a quarterly basis within thirty (30) days of the end of the preceding calendar quarter. Gross revenues is defined as gross revenues minus any amounts payable to third parties as referral fees, finder's fees, co-marketing fees, or similar fees payable in the generation of gross revenues).

b. The Company shall reimburse Consultant for all reasonable business related expenses incurred by Consultant in the course of his normal duties on behalf of the Company.

In reimbursing Consultant for expenses, the ordinary and usual business guidelines and documentation requirements shall be adhered to by the Company and Consultant. Any expenses which, individually or in the aggregate, exceed Five Hundred Dollars ($500.00) must be consented to by the Company in writing prior to being incurred by Consultant.

4.  REPRESENTATIONS AND WARRANTIES OF CONSULTANT

Consultant represents and warrants to and agrees with Auction that:

a. This Agreement has been duly authorized, executed and delivered by Consultant. This Agreement constitutes the valid, legal and binding obligation of Consultant, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b. The consummation of the transactions contemplated hereby will not result in any breach of the terms or conditions of, or constitute a default under, any agreement or other instrument to which Consultant is a party, or violate any order, applicable to Consultant, of any court or federal or state regulatory body or administrative agency having jurisdiction over Consultant or over any of its property, and will not conflict with or violate the terms of Consultants's current employment.

c. The parties hereto acknowledge and agree that Auction shall have the right to refuse any course of action proposed by Consultant and to refuse any customer or sale identified by Consultant or any other source.

5.  REPRESENTATIONS AND WARRANTIES OF AUCTION

Auction hereby represents, warrants, covenants to and agrees with Consultant that:

a. This Agreement has been duly authorized, and executed by Auction. This Agreement constitutes the valid, legal and binding obligation of Auction, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by applicable federal or state securities laws, except in each case as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally.

b. There is not now pending or, to the knowledge of Auction, threatened, any action, suit or proceeding to which Auction is a party before or by any court or governmental agency or body which might result in a material adverse change in the financial condition of Auction. The performance of this Agreement and the consummation of the transactions contemplated hereby will not result in a breach of the terms or conditions of, or constitute a default under, any statute, indenture, mortgage or other material Agreement or instrument to which Auction is a party, or violate any order, applicable to Auction, or governmental agency having jurisdiction over Auction or over any of its property.

6.  INDEPENDENT CONTRACTOR

Both Auction and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Auction. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions.

7.  NOTICES

Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered or sent via facsimile, or Forty-Eight
(48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to Auction:

Auctionomics, Inc.
c/o Jones Naughton Entertainment, Inc.
5681 Beach Boulevard, Suite 101
Buena Park, CA 90621
Attn: Joseph Naughton, Chief Executive Officer
Facsimile No.: (714) 994-3242

With a copy to:

The Law Offices of M. Richard Cutler
610 Newport Center Drive, Suite 800
Newport Beach, CA 92660
Attn: M. Richard Cutler, Esq.
Facsimile No.: (949) 719-1988

If to Consultant:

WLTC, LLC
18226 Ventura Boulevard, Unit 103
Tarzana, CA 91356
Attn: Harvey A. Turrell
Facsimile No.: (818) 343-7119

8.  ASSIGNMENT

This contract shall inure to the benefit of the parties hereto, their heirs, administrators and successors in interest.
This Agreement shall not be assignable by either party hereto without the prior written consent of the other.

9.  CHOICE OF LAW AND VENUE

This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. Any action brought by any party hereto shall be brought within the State of California, County of Orange.

10.  NONDISCLOSURE

Each party hereto agrees to keep the terms of this Agreement and the transactions contemplated hereby as confidential and shall not disclose such information to any third party, other than professional advisors utilized to negotiate and consummate the transactions contemplated hereby. The parties hereto agree that in the event there is a breach of the foregoing confidentiality provision, the damage to the parties hereto would be difficult to estimate and as a result, in the event of such a breach, the non-breaching party, in addition to any and all other remedies allowed by law, would be entitled to injunctive relief enjoining the actions of the breaching party.

11.  SEVERABILITY

If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

12.  CAPTIONS

The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

13.  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

14.  MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

15.  ATTORNEYS FEES

Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.


"Auction"                                    "Consultant"

Auctionomics, Inc.                           WLTC, LLC
a Nevada corporation                         a California Limited
Liability Company


/s/Joe Naughton                              /s/Harvey A. Turell
By:  Joe Naughton                            By: Harvey A. Turell
Its: Secretary, Director                     Its: